Exhibit 99(24)

POWER OF ATTORNEY

The undersigned directors of The Ohio National Life Insurance Company, an Ohio corporation (the "Company"), hereby constitute and appoint Gary T. Huffman, Christopher A. Carlson, and Therese S. McDonough and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number
Ohio National Variable Account A	811-1978
Ohio National Variable Account B	811-1979
Ohio National Variable Account D	811-8642

Product	1933 Act File Number
ONcore Premier	333-43515
ONcore Value	333-43513
ONcore Flex	333-43511
ONcore Xtra	333-86603
ONcore Lite	333-52006
ONcore Wrap	333-134982
ONcore Ultra	333-134288
ONcore Lite II	333-156430
ONcore Ultra II	333-156432
ONcore Premier II	333-164070
ONcore Xtra II	333-164073
ONcore Flex II	333-164069
ONcore Lite III	333-164075
ONcore Premier WF 7	333-171785
ONcore Premier WF 4	333-171785
ONcore Premier (sold on or after October 1, 2012)	333-182250
ONcore Value (sold on or after October 1, 2012)	333-182248
ONcore Xtra (sold on or after October 1, 2012)	333-182249
TOP Plus Series A	33-62282
TOP Plus Series B	33-62284
TOP Explorer	333-5848
Retirement Advantage	33-81784

Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

______________ Thomas A. Barefield	_________ Date
/s/ Jack E. Brown Jack E. Brown	2/12/2016 Date

/s/ Victoria B. Buyniski Gluckman _______ Victoria B. Buyniski Gluckman	2/12/2016 Date
/s/ Jospeh A. Campanella _______ Joseph A. Campanella	2/12/2016 Date
/s/ Christopher A. Carlson _______ Christopher A. Carlson	2/12/2016 Date
________________ Ronald J. Dolan	_________ Date
/s/ John W. Hayden John W. Hayden	2/12/2016 Date
/s/ Gary T. Huffman Gary T. Huffman	2/12/2016 Date
/s/ James F. Orr _______ James F. Orr	2/12/2016 Date
/s/ John R. Phillips John R. Phillips	2/12/2016 Date
/s/ J. Michael Schlotman _______ J. Michael Schlotman	2/12/2016 Date
/s/ Gary E. Wendlandt Gary E. Wendlandt	2/12/2016 Date

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